Exhibit 99.1

Pulse Biosciences Files 510(k) Submission with U.S. FDA for its CellFX nsPFA Percutaneous Electrode

HAYWARD, Calif. [Business Wire] – November 21, 2023. Pulse Biosciences, Inc. (Nasdaq: PLSE), a company primarily focused on leveraging its novel and proprietary CellFX Nanosecond Pulsed Field Ablation (nsPFA) technology for the treatment of atrial fibrillation, today announced the filing of a premarket notification 510(k) to the U.S. Food and Drug Administration (FDA) for its novel CellFX nsPFA percutaneous electrode.

The Company’s percutaneous electrode is an image-guided needle designed to harness CellFX nsPFA energy to deliver precise and complete nonthermal ablation of cellular tissue without damage to noncellular structures. The percutaneous electrode is designed for non-cardiac applications.

“We are very happy to make this announcement earlier than expected in part due to the efficiency of the FDA’s new electronic submission platform,” said Kevin Danahy, President and Chief Executive Officer of Pulse Biosciences. “We look forward to collaborating with the FDA throughout the review process.”

Pursuant to Section 510(k), once the application has been accepted, the FDA will conduct its substantive review and may request additional information from the Company based on that review. FDA guidance suggests the goal is to complete 510(k) substantive review within 90 calendar days, not including time required by the Company to respond to additional information requests. The time required to respond to any such requests will depend on the nature of the request.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary CellFX Nanosecond Pulsed Field Ablation (nsPFA) technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where CellFX nsPFA could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts, such as advancement of its percutaneous electrode to treat benign thyroid nodules, statements concerning the Company’s future regulatory strategies and possible government clearances and approvals, including a possible clearance of the percutaneous electrode within approximately 90 days, statements concerning market opportunities, customer adoption and future use of the CellFX System to address a range of conditions such as atrial fibrillation and benign thyroid nodules, statements concerning early clinical successes and whether they are predictive of the safety and efficacy of any medical device such as the percutaneous electrode, Pulse Biosciences’ expectations, whether stated or implied, regarding whether the Company’s CellFX nsPFA technology will become a disruptive treatment option for treating benign thyroid nodules or any other medical condition and whether future clinical studies will show the CellFX System is safe and effective to treat benign thyroid nodules or any other medical condition, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:

Pulse Biosciences

Kevin Danahy, President and CEO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com